Exhibit 10.2

2014 Incentive Compensation Plan Effective January 1, 2014 Personal and Confidential

Employee Philip J. Bryan	2014 Base Salary	$185,000
Title EVP/COO	2014 Bonus Target	11%	$20,350

Thresholds                                 Maintain CAMELS rating at one of the two highest ratings

Maintain an Asset Quality rating of “Satisfactory” or better

Maintain Loan Quality Control rating at “Satisfactory” or better

Goal #1:                                               Achieve Return on Assets

Annual Payout Target	20%	=	$4,070

Payout
Goals
95% of Budget	$1,343
At Budget	$2,686
106% of Budget	$4,070
Stretch Goal
Every .03% over 106% of Budget	$1,343

Goal #2:                                           Total Mortgage Banking Income

Annual Payout Target	35%	=	$7,123

Payout
Goals
At Budget	$3,561
110% of Budget	$7,123
Stretch Goal
Every $118K over 110% of Budget	$2,374

Goal #3:                                           Increase Commercial and Retail Checking Account Deposits (no Money Market)

Annual Payout Target	35%	=	$7,123

Payout
Goals
95% of Budget	$2,350
At Budget	$4,701
115% of Budget	$7,123
Stretch Goal
Every $1.3M over 115% of Budget	$2,350

Goal #4:                                           Increase Commercial Loan Balances

Annual Payout Target	10%	=	$2,035

Payout
Goals
95% of Budget	$672
At Budget	$1,343
110% of Budget	$2,035
Stretch Goal
Every $2M over 110% of Budget	$672

NOTES:

Bonus targets are based on Georgetown Bancorp Inc. 2014 budget.

All dollar figures are based on  estimates of annualized salary.  Incentive payments are based on the employee’s actual base compensation for the fiscal year, which includes  straight time pay,  vacation, holiday, personal, sick and jury duty pay.   Overtime and other payments including previous year’s bonus payout will be excluded from the calculation.

To be eligible for the Incentive Compensation, the employee must be actively employed, performing at a level of “satisfactory” or above, and not be on a written warning at the time of the incentive payment.

The Bank shall have the right to rescind and recoup or “clawback” incentive payments paid under this plan if the Compensation Committee concludes that such awards were paid out based on information that is later found to be materially incorrect, including payments that were determined, in whole or in part, on financial statement information that is subsequently restated.

By signing below I confirm receipt of my Incentive Compensation Plan and my understanding of the provisions stated above.

Philip J. Bryan	Date

Robert E. Balletto, CEO/President	Date